        As filed with the Securities and Exchange Commission on December 7, 1999
                                                      Registration No. 333- ____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 _____________

                           SEAGATE TECHNOLOGY, INC.
            (Exact name of Registrant as specified in its charter)

                                 _____________

         Delaware                                         94-2612933
(State of Incorporation)                               (I.R.S. Employer
                                                    Identification Number)

                                920 Disc Drive
                        Scotts Valley, California 95066
                                (831) 438-6550
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 _____________

                            1999 Stock Option Plan
                      1998 Nonstatutory Stock Option Plan
                           (Full Title of the Plan)

                                 _____________

                                Charles C. Pope
             Executive Vice President and Chief Financial Officer
                           Seagate Technology, Inc.
                                920 Disc Drive
                        Scotts Valley, California 95066
                                (831) 438-6550
           (Name, address and telephone number of agent for service)

                                 _____________

                                   Copy to:
                            CHRIS F. FENNELL, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

                                 _____________


                                CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                     Proposed        Proposed
     Title of                                         Maximum         Maximum
    Securities                       Amount           Offering       Aggregate         Amount of
      to be                           to be            Price          Offering       Registration
    Registered                     Registered       Per Share(1)      Price(1)           Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01 per share    10,500,000 shares    $37.375       $392,437,500      $ 103,603.50
par value, to be issued under
the 1999 Stock Option Plan

Common Stock, $.01 per share     3,500,000 shares    $37.375       $130,812,500      $  34,534.50
par value, to be issued under
the 1998 Nonstatutory Stock
Option Plan
-------------------------------------------------------------------------------------------------
TOTAL                           14,000,000           $ 37.38       $523,250,000      $ 138,138.00
=================================================================================================

     (1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share for the Common Stock as reported on the New York Stock Exchange on December 1, 1999.

================================================================================

           PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Seagate Technology, Inc. is sometimes referred to herein as the "Company"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1999, filed August 25, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's Proxy Statement dated October 4, 1999 relating to the Company's 1999 Annual Meeting of Stockholders;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1999, filed October 27, 1999 pursuant to Section 13 of the 1934 Act;

     (d) The pro forma financial statements contained in the Registrant's Current Report on Form 8-K filed September 3, 1999;

     (e) The description of the Registrant's Common Stock set forth on Form 8-A/A as filed on December 2, 1994, pursuant to Section 12 of the 1934 Act (file no. 1-10639) and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant's Bylaws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits by or in the right of the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to the Registrant, unless a court determines that indemnification is fair and reasonable in view of all the circumstances. The Registrant's Bylaws require the Registrant to pay all expenses incurred by a director, officer, employee, or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

               Exhibit                          Documents
               Number
          -----------------   --------------------------------------------------
                4.1*          1998 Nonstatutory Stock Option Plan
                4.2           1999 Stock Option Plan
                5.1           Opinion of counsel as to legality of securities
                              being registered
               23.1           Consent of Counsel (contained in Exhibit 5.1)
               23.2           Consent of Independent Auditors
               24.1           Power of Attorney (see page 6)

_____________

* Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1999 as filed with the Securities and Exchange Commission on August 25, 1999.

Item 9.   Undertakings
          ------------

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 7th day of December 1999.

                                        SEAGATE TECHNOLOGY, INC.

                                        By:  /s/ Stephen J. Luczo
                                             ------------------------------
                                         Stephen J. Luczo
                                         Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Luczo and Charles C. Pope, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                                    Date
--------------------------------        ---------------------------------------    -------------------------
       /s/ Stephen J. Luczo             President, Chief Executive Officer and          December 7, 1999
--------------------------------        Director (Principal Executive Officer)
        (Stephen J. Luczo)

      /s/ Charles C. Pope               Executive Vice President and Chief              December 7, 1999
--------------------------------        Financial Officer (Principal Financial
        (Charles C. Pope)               and Accounting Officer)

       /s/ Gary B. Filler               Co-Chairman of the Board                        December 7, 1999
--------------------------------
        (Gary B. Filler)
                                        Director
--------------------------------
     (Kenneth E. Haughton)

     /s/ Robert A. Kleist               Director                                        December 7, 1999
--------------------------------
      (Robert A. Kleist)

     /s/ Lawrence Perlman               Co-Chairman of the Board                        December 7, 1999
--------------------------------
      (Lawrence Perlman)

   /s/ Thomas P. Stafford               Director                                        December 7, 1999
--------------------------------
    (Thomas P. Stafford)

  /s/ Laurel L. Wilkening               Director                                        December 7, 1999
--------------------------------
   (Laurel L. Wilkening)

                           SEAGATE TECHNOLOGY, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS

  Exhibit
  Number                          Description                            Page
-----------    ------------------------------------------------       ---------

   4.1*        1998 Nonstatutory Stock Option Plan
   4.2         1999 Stock Option Plan
   5.1         Opinion of counsel as to legality of
               securities being registered
  23.1         Consent of Counsel (contained in Exhibit 5.1)
  23.2         Consent of Independent Auditors
  24.1         Power of Attorney (contained in page 6)

_____________

* Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1999 as filed with the Securities and Exchange Commission on August 25, 1999.